Exhibit 23(1)
                                                                  -------------

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11879) pertaining to the 1985 Stock Option Plan of American Biltrite Inc. and the Registration Statement (Form S-8 No. 33-77318) pertaining to the 1993 Stock Award and Incentive Plan of American Biltrite Inc. of our report dated March 4, 1998, with respect to the consolidated financial statements and schedule of American Biltrite Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                     ERNST & YOUNG LLP


Boston, Massachusetts
March 23, 1998


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